Karp and Sommers
                               Attorneys at Law
                               950 Third Avenue
                             New York, N.Y.  10022
                                 212-935-9060
                               FAX 212-421-1650


Federal Express
                                   September 19, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

               Re:  Technical Maintenance Corporation
                    Information Statement
                    File No. 333-7006

Gentlemen:

          On behalf of Technical Maintenance Corporation ("TMC"), we enclose on
Schedule 14C, eight (8) definitive copies of the Notice of Meeting and Information Statement mailed to shareholders of TMC for the Special Meeting in Lieu of an Annual Meeting, to be held on October 9, 1997.

          Copies of the Preliminary Prospectus forming part of Amendment No. 1 of the Registration Statement of TMC on Form SB-2, filed with the Commission on September 15, 1997, containing audited financial statements for the past three fiscal years, as well as unaudited information for the six months ended June 30, 1997, were mailed to shareholders with the Notice of Meeting and Information Statement. Reference is made to such filing and to the information contained therein.

          Please acknowledge receipt of the enclosed material by stamping the duplicate copy of this letter and returning it in the self-addressed stamped envelope.

                                        Very truly yours,

                                        /s/Aaron Karp

                                        Aaron Karp

AK/kt
Encl.



                               Karp and Sommers
                               Attorneys at Law
                               950 Third Avenue
                             New York, N.Y.  10022
                                 212-935-9060
                               FAX 212-421-1650

Federal Express


                                             September 19,1997

Mr. Jeffrey Epstein
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Mail Stop 3-8

                              Re:  Technical Maintenance Corporation
                                   Information Statement
                                   File No. 333-7006
                                   ---------------------------------

Dear Mr. Epstein:

     Enclosed is a courtesy copy of Schedule 14C containing the Notice of Meeting and Information Statement filed by Technical Maintenance Corporation with the Commission for the Shareholders Meeting, to be held on October 9, 1997. The Preliminary Prospectus filed on September 15, 1997, with the Registration Statement on Form SB-2, (copy enclosed), was mailed to shareholders at the same time.

     Also enclosed is a revised form of the opinion of Karp and Sommers to be filed as Exhibits 5 and 23(ii) in the next Amendment. This has been modified in accordance with our discussion.

                              Sincerely,

                              /s/Aaron Karp

                              Aaron Karp


AK/kt
Encl.

cc: Technical Maintenance Corporation


                               Karp and Sommers
                               Attorneys at Law
                               950 Third Avenue
                             New York, N.Y. 10022
                                 212-935-9060
                               FAX 212-421-1650

Fax (202-942-9648) and Mail

                                        September 25, 1997

Mr. Jeffrey Epstein
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Mail Stop 3-8

                              Re:  Technical Maintenance Corporation
                                   Form SB-2 Registration Statement
                                   File No. 333-7006
                                   ----------------------------------

Dear Mr. Epstein:

     The following is a draft of the Addendum to be mailed to the shareholders of Technical Maintenance Corporation on Friday, September 26, 1997. Eight copies will be mailed to the Commission and this Addendum will be included in the EDGAR filings to be made by the Company next week.

     This Addendum includes the bold-faced language normally required on the first page of the Information Statement. We have also modified the language on that same page to make it clear that shareholders who appear in person or by an "authorized representative", will be given paper ballots with which to vote.

     We trust this will resolve the issues you raised, relating to the Information Statement mailed on September 19, 1997.


                                        Sincerely,

                                        /s/Aaron Karp

                                        Aaron Karp



AK/kt
Encl.

cc: Technical Maintenance Corporation